SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K/A
Amendment To Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2006 (October 23, 2006)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                    000-07693                            74-3035831
(State or other                        (Commission file                        (I.R.S. Employer
jurisdiction of                               number)                       Identification Number)
incorporation)

Woodbridge Corporate Plaza
485 Route 1 South, Building C, Suite 350A
Iselin, New Jersey  08830
 (Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(908) 212-1799
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

          As reported in the Company’s Form 8-K dated August 11, 2006, on August 1, 2006 the Board of Directors of the Company adopted a resolution whereby the Company would issue some time in the future, to key employees of the Company, 5,000,000 shares of the Company’s Series A Preferred Stock, which can be converted (at a ratio of 1 share of Series A Preferred Stock into 50 shares of Class A Common Stock) into restricted shares of the Company’s Class A Common Stock.  A copy of the Board of Directors Resolution was attached to the August 11th Form 8-K as Exhibit 99.06.  On or about November 13, 2006 the Company issued all 5,000,000 Series A Preferred Shares which were authorized.  The key employees will purchase the Series A Preferred shares at the previously disclosed price of $.001 per share.

          Additionally, as set forth in the Executive Employment Agreement of Kevin Holt (attached as Exhibit 99.03 to the Company’s Form 8-K/A dated January 23, 2006), on November 15, 2006 the Company issued a total of 3,380,403 shares of restricted Class A Common Stock of the Company for executive and bonus compensation covering the first 3 quarters of the 2006 calendar year.  The issuance of these shares was approved at a Board of Directors meeting held on November 16, 2006.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective November 13, 2006, Kevin Cotter resigned as a member Board of Directors, citing professional reasons which will not permit him the time to serve as a Board Member and possible competitive business opportunities.  Additionally, effective November 16, 2006, Kevin Holt resigned from Chairman of the Board of Directors of the Company and was replaced by James Booth (Vice President of Operations) as Chairman of the Board of Directors.  At the same time, Mr. Booth accepted the position of Chief Executive Officer.  Mr. Holt remains the President and Chief Operations Officer of the Company.

Item 8.01 Other Events.

          During a Board of Directors meeting held on October 23, 2006, compensation of Board of Directors was discussed and approved that each Board Member would receive 500,000 shares of the Company’s restricted Class A Common Stock vesting 50% after a Board Member has completed one year of service and 50% upon completion of a second full year of service.  In the event a Board Members resigns, or is voted off the Board, prior to completing one full year of service, that Board Member is entitled to no compensation.

          On November 16, 2006, as “whistle blower”, and in continuing cooperation with the United States Attorney Office’s ongoing investigation into InsPara Networking Technologies, Inc.’s prior efforts (in April 2005) to raise equity funding, Kevin Holt plead guilty to a conspiracy charge.  There was no indictment of Mr. Holt and he is continuing to cooperate with authorities to bring the responsible parties to justice.  All alleged acts or omissions took place well prior to the Company’s acquisition of InsPara

Networking Technologies, Inc. and have nothing to do with the operations of the Company.  As this is an ongoing investigation and documents are filed under seal, no further information can be disclosed at this time.

Item 9.01  Financial Statements and Exhibits.

a.       Financial Statements of Businesses Acquired.
          None

b.      Pro Forma Financial Information.
         None

c.       Exhibits.
          None

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 24, 2006                                                             SoftNet Technology Corp.
                                                                                                        (Registrant)

                                                                                                         /s/  Kevin Holt
                                                                                                         Kevin Holt/President